As filed with the Securities and Exchange Commission on April 17, 2026

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IPOWER INC.

(Exact name of registrant as specified in its charter))

Nevada	82-5144171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

iPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

SECOND AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(Full title of plan)

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(Name and address of agent for service)

(626) 863-7344

(Telephone number, including area code, of agent for service)

With copy to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

51 W 52nd St.

New York, NY 10019

(212) 415-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, iPower Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 45,000,000 additional shares of its common stock, par value $0.001 per share (“Common Stock”), under the Second Amended and Restated 2020 Equity Incentive Plan (the “Second Amended and Restated Plan”), pursuant to the shareholder approval obtained on December 21, 2025.

On October 15, 2020, the Registrant’s board of directors (the “Board”) adopted, and its stockholders approved and ratified, the iPower Inc. 2020 Equity Incentive Plan (the “Initial Plan”). Further on May 5, 2021, the Registrant’s Board adopted, and its stockholders approved and ratified, an amendment to the Initial Plan (the “Amended Initial Plan”). On November 16, 2021, the Company filed a registration statement on Form S-8 registering all 5,000,0000 shares then issuable under the Amended Initial Plan. On May 6, 2024, the Registrant’s Board and its majority stockholders approved an amendment and restatement of the Amended Initial Plan, increasing the shares authorized under the Amended Initial Plan from 5,000,000 shares to 10,000,000 shares (the “First Amended and Restated Plan”). On December 21, 2025, the Registrant’s Board and majority stockholders approved an amendment of the Second Amended and Restated Plan for the sole purpose of effecting an increase in the number of shares of Common Stock available for issuance under the First Amended and Restated Plan by an additional 40,000,000 shares of Common Stock. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Common Stock for issuance under the 2020 Plan on a Registration Statement on Form S-8 filed with the Commission on November 16, 2021 (File No. 333-261100 ), as amended on December 7, 2022, September 15, 2023, and November 22, 2023. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Commission on October 9, 2025.

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on November 14, 2025 and February 20, 2026.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on June 30, 2025, July 3, 2025, July 29, 2025, August 12, 2025, August 19, 2025, September 9, 2025, September 23, 2025, October 21, 2025, October 22, 2025, November 12, 2025, December 1, 2025, December 9, 2025, December 23, 2025, December 23, 2025, December 29, 2025, February 2, 2026, February 10, 2026, March 31, 2026, and April 17, 2026.

(d) The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40391) filed on May 5, 2021, and any amendments or reports filed for the purposes of updating this description;

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibit

4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
4.3	Form of Series A Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K/A filed December 23, 2025).
4.4	Form of Series B Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed December 23, 2025).
4.5	Form of Series A Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 10-K filed on February 10, 2026).
5.1	Legal Opinion of Dorsey & Whitney LLP*
23.1	Consent of HTL International, LLC, independent registered public accounting firm*
23.2	Consent of UHY LLP, independent registered public accounting firm*
23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney*
99.1	iPOWER INC. Second Amended and Restated 2020 Equity Incentive Plan*
107	Filing Fee Table*

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on this 17 day of April 2026.

IPOWER INC.

By:	/s/ Chenlong Tan
Name: Chenlong Tan
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chenlong Tan as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors	April 17 2026
Chenlong Tan	(Principal Executive Officer and Principal Financial Officer)

/s/ Yi Yang	Director	April 17, 2026
Yi Yang

/s/ Bennet Tchaikovsky	Director	April 17, 2026
Bennet Tchaikovsky

/s/ Hanxi Li	Director	April 17, 2026
Hanxi Li

/s/ Yue Guo	Director	April 17, 2026
Yue Guo

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